UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  December 31, 2018

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Newport Beach, CA 92663

 (Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On October 10, 2018 and November 29, 2018, respectively, DPW Holdings, Inc. (the “Company”) issued two unsecured Promissory Notes (the “October Note” and the “November Note” and collectively, the “Notes”) to Cavalry Fund I LP (“Cavalry”).

We received a notice of default (the “Notice”) from Cavalry on December 21, 2018 contending that the October Note was in default because (i) the Company had not repaid the October Note by December 8, 2018 and (ii) of certain other events of default related to the November Note. Cavalry stated in the Notice that it will commence litigation against the Company unless it has been paid the sum of $888,150 plus interest by December 31, 2018.

Prior to receipt of the Notice from Cavalry, the Company was attempting to reach a negotiated settlement with Cavalry. Notwithstanding receipt of the Notice, the Company hopes to continue to work with Cavalry to settle its obligations under the Cavalry Note. The Company intends to vigorously defend its position should a mutually amicable resolution prove unattainable.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: December 31, 2018	/s/ Milton C. Ault III
Milton C. Ault III Chief Executive Officer